EXHIBIT 3.1

                                                                     CONFORMED

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                       MARKET HUB PARTNERS FINANCE, L.P.

            This Certificate of Limited Partnership of Market Hub Partners Finance, L.P. (the "Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (6 Del. Code ss. 17-101 ET SEQ.).

                                  ARTICLE ONE

            The name of the Partnership is Market Hub Partners Finance, L.P.

                                  ARTICLE TWO

            The address of the registered office of the Partnership in the State of Delaware is 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the name and address of the Partnership's registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, New Castle County, Wilmington, Delaware 19801.

                                 ARTICLE THREE

            The name and business address of the sole general partner of the Partnership is Market Hub Partners Finance, L.L.C., 16420 Park Ten Place, Suite 420, Houston, Texas 77085.

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            IN WITNESS WHEREOF, the undersigned, the sole general partner of the
Partnership, has caused this Certificate of Limited Partnership to be executed on this 31st day of December, 1997.

                              MARKET HUB PARTNERS FINANCE, L.L.C.,

                              General Partner

                              By:MARKET HUB PARTNERS, L.P.

                                   Member of Market Hub Partners Finance, L.L.C.

                              By:MARKET HUB PARTNERS, Inc.

                                   General Partner of Market Hub Partners, L.P.

                              By:/s/ ANTHONY J. CLARK

                                   Anthony J. Clark

                                   Vice President, Chief Financial Officer,
                                   Secretary


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                           CERTIFICATE OF AMENDMENT
                   TO CERTIFICATE OF LIMITED PARTNERSHIP OF

                      MARKET HUB PARTNERS FINANCE, L.P.

            Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, this Certificate of Amendment to the Certificate of Limited Partnership of Market Hub Partners Finance, L.P. (the "Partnership"), is being duly executed and filed by Market Hub Partners Storage, L.L.C., a Delaware limited liability company, as sole general partner of the Partnership.

      (i)   NAME.  The name of the Partnership was Market Hub Partners Finance,
                   L.P.

      (ii) AMENDMENT. The Certificate of Limited Partnership of the Partnership is hereby amended so as to change the name of the Partnership to MARKET HUB PARTNERS STORAGE, L.P.

            IN WITNESS WHEREOF, the undersigned has executed this certificate of amendment as of January 30, 1998.

                       MARKET HUB PARTNERS STORAGE, L.L.C.
                       Sole General Partner of Market Hub Partners Finance, L.P.

                       By:  MARKET HUB PARTNERS, L.P.
                       Sole Member of Market Hub Partners Finance, L.L.C.

                       By:  MARKET HUB PARTNERS, Inc.
                       Sole General Partner of Market Hub Partners, L.P.

                       By: /s/ ANTHONY J. CLARK
                          Anthony J. Clark
                          Vice President, Chief Financial Officer and Secretary